UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2017

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

RLJ Entertainment, Inc. (the “Company”) held its annual meeting of stockholders on August 4, 2017. At the annual meeting, the holders of 10,681,797 shares of Common Stock, which represents approximately 81.49% of the outstanding shares entitled to vote as of the record date of June 23, 2017, were represented in person or by proxy.  The final voting results for proposals 1, 2 and 3, which were voted on by the Company’s stockholders at the annual meeting, are set forth below. The proposals are described in more detail in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on June 23, 2017.

1.  The Company’s stockholders elected Andor (Andy) M. Laszlo and Scott Royster as Class I directors to serve until the Company’s 2020 annual meeting of stockholders and until their successors are elected and qualified. Mr. Laszlo received the following votes:

ForWithheldBroker Non-Votes

10,620,46561,3320

Mr. Royster received the following votes:

ForWithheldBroker Non-Votes

10,675,9205,8770

2.  The Company’s stockholders approved an increase in number of shares of Common Stock authorized for issuance under the Company’s 2012 Incentive Compensation Plan and certain related amendments to the Plan. This proposal received the following votes:

ForAgainstAbstainBroker Non-Votes

9,980,231641,56360,0030

3.  The Company’s stockholders approved, by nonbinding advisory vote, the compensation paid to the Company’s named executive officers. This proposal received the following votes:

ForAgainstAbstainBroker Non-Votes

10,596,64825,12260,0270

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	August 4, 2017	By:	/s/ NAZIR ROSTOM
		Name:	Nazir Rostom
		Title:	Chief Financial Officer

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